Exhibit 99.1
10x Genomics Reports First Quarter 2021 Financial Results

Q1 2021 revenue growth of 47% over prior year
PLEASANTON, Calif. May 5, 2021 – 10x Genomics, Inc. (Nasdaq: TXG) today reported financial results for the first quarter ended March 31, 2021.
Recent Highlights
•Revenue was $105.8 million for the first quarter, representing a 47% increase over the corresponding period of 2020
•Launched Single Cell Gene Expression with CellPlex and Chromium Single Cell Gene Expression Low Throughput Kits to increase access to and affordability of single cell analysis and enable single cell for all
•Showcased new products and capabilities across three product platforms, Chromium Single Cell, Visium Spatial and In Situ Analysis, and announced the acquisition of Tetramer Shop at the first ever Xperience event in February
"We had a solid start to the year highlighted by strong growth across the business and the incredible response to the innovation revealed at our inaugural Xperience event," said Serge Saxonov, Co-founder and CEO of 10x Genomics. "The 10x team is focused on product innovation and committed to delivering a great experience for our customers as we look to drive the Century of Biology."
First Quarter 2021 Financial Results
Revenue was $105.8 million for the three months ended March 31, 2021, a 47% increase from $71.9 million for the three months ended March 31, 2020. This increase was primarily the result of increased consumables revenue driven by growth in the instrument installed base.
Gross margin was 84% for the first quarter of 2021, as compared to 79% for the corresponding prior year period. The increase in gross margin was driven primarily by lower accrued royalties related to ongoing litigation.
Operating expenses were $99.0 million for the first quarter of 2021, a 29% increase from $76.7 million for the three months ended March 31, 2020. Drivers of the increase in operating expenses this quarter include increased personnel expenses, including stock-based compensation, and increased expenses related to facilities and technology to support operational expansion.
Operating loss was $10.2 million for the first quarter of 2021, as compared to $19.9 million for the corresponding prior year period. This includes $16.2 million of stock-based compensation for the first quarter of 2021, as compared to $6.7 million for the first quarter of 2020.
Net loss was $11.6 million for the first quarter of 2021, as compared to a net loss of $21.1 million for the corresponding prior year period.
Cash and cash equivalents were $617.2 million as of March 31, 2021.
2021 Financial Guidance
10x Genomics is maintaining full year 2021 revenue guidance of $480 million to $500 million, representing 61% to 67% growth over full year 2020 revenue.
Webcast and Conference Call Information
10x Genomics will host a conference call to discuss the first quarter 2021 financial results, business developments and outlook after market close on Wednesday, May 5, 2021 at 1:30 PM Pacific Time / 4:30 PM Eastern Time. A webcast of the conference call can be accessed at http://investors.10xgenomics.com. The webcast will be archived and available for replay at least 45 days after the event.
About 10x Genomics
10x Genomics is a life science technology company building products to interrogate, understand and master biology to advance human health. The company’s integrated solutions include instruments, consumables and software for analyzing biological systems at a resolution and scale that matches the complexity of biology. 10x Genomics products have been adopted by researchers around the world including in all of the top 100 global research institutions as ranked by Nature in 2019 based on publications and all of the top 20 global pharmaceutical companies by 2019 research and development spend, and have been cited in over 2,500 research papers on discoveries ranging from oncology to immunology and neuroscience. The company’s patent portfolio comprises 1,100 issued patents and patent applications.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “might," "will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding 10x Genomics, Inc.’s expectations regarding the company’s business operations, financial performance and results of operations as well as the company’s ability to meet its anticipated cash needs for the foreseeable future. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management, and actual outcomes and results could differ materially from these statements due to a number of factors, including the potential impact of the COVID-19 pandemic. Other risks and uncertainties that could affect 10x Genomics, Inc.’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents 10x Genomics, Inc. files with the Securities and Exchange Commission from time to time. Although 10x Genomics, Inc. believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. These forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments 10x Genomics may make. Further, as the COVID-19 pandemic is unprecedented and continuously evolving, such forward-looking statements may not accurately or fully reflect the potential impact that the COVID-19 pandemic may have on the business, financial condition, results of operations and cash flows of 10x Genomics, Inc. The forward-looking statements in this press release are based on information available to 10x Genomics, Inc. as of the date hereof, and 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing 10x Genomics, Inc.’s views as of any date subsequent to the date of this press release.
Disclosure Information
10x Genomics uses filings with the Securities and Exchange Commission, its website (www.10xgenomics.com), press releases, public conference calls, public webcasts and its social media accounts as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.
Contacts
Investors: investors@10xgenomics.com
Media: media@10xgenomics.com

10x Genomics, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Revenue	$105,821	$71,905
Cost of revenue (1)	17,060	15,108
Gross profit	88,761	56,797
Operating expenses:
Research and development (1)	41,883	25,992
Selling, general and administrative (1)	56,904	50,387
Accrued contingent liabilities	190	302
Total operating expenses	98,977	76,681
Loss from operations	(10,216)	(19,884)
Other income (expense):
Interest income	50	1,318
Interest expense	(221)	(662)
Other expense, net	(729)	(96)
Loss on extinguishment of debt	—	(1,521)
Total other expense	(900)	(961)
Loss before provision for income taxes	(11,116)	(20,845)
Provision for income taxes	435	298
Net loss	$(11,551)	$(21,143)
Other comprehensive income:
Foreign currency translation adjustment	98	5
Comprehensive loss	$(11,453)	$(21,138)
Net loss per share, basic and diluted	$(0.11)	$(0.22)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	108,714,027	96,829,093
(1)Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
(in thousands)	2021	2020
Cost of revenue	$464	$247
Research and development	6,796	2,887
Selling, general and administrative	8,916	3,584
Total stock-based compensation expense	$16,176	$6,718

10x Genomics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$617,195	$663,603
Restricted cash	18,164	16,567
Accounts receivable, net	57,408	51,208
Inventory	38,507	29,959
Prepaid expenses and other current assets	14,442	13,029
Total current assets	745,716	774,366
Property and equipment, net	107,313	72,840
Restricted cash	8,598	8,474
Operating lease right-of-use assets	56,353	46,983
Goodwill	4,511	—
Other assets	31,542	26,678
Total assets	$954,033	$929,341
Liabilities and stockholders’ equity
Current liabilities:
Accrued contingent liabilities	$44,849	$44,173
Accounts payable	15,578	4,709
Accrued compensation and related benefits	16,820	15,383
Accrued expenses and other current liabilities	32,665	43,453
Deferred revenue	4,481	4,472
Operating lease liabilities	6,156	5,936
Total current liabilities	120,549	118,126
Accrued license fee, noncurrent	5,814	11,171
Operating lease liabilities, noncurrent	66,344	57,042
Other noncurrent liabilities	8,866	3,930
Total liabilities	201,573	190,269
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value; 100,000,000 shares authorized, no shares issued or outstanding as of March 31, 2021 and December 31, 2020	—	—
Common stock, $0.00001 par value; 1,100,000,000 shares authorized, 109,588,527 and 108,485,909 shares issued and outstanding as of March 31, 2021 and December 31, 2020	2	2
Additional paid-in capital	1,569,059	1,544,218
Accumulated deficit	(816,649)	(805,098)
Accumulated other comprehensive gain (loss)	48	(50)
Total stockholders’ equity	752,460	739,072
Total liabilities and stockholders’ equity	$954,033	$929,341
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